                                                                Exhibit 11(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 36 to the Registration Statement of Armada Funds on Form N-1A (File No. 33-488) of our report dated July 26, 1996, on our audits of the financial statements and financial highlights of the Inventor Funds, Inc., comprising respectively, Intermediate Government Securities, GNMA Securities, Pennsylvania Municipal Bond and Pennsylvania Tax-Exempt Money Market Funds (collectively the "Predecessor Funds"), which report is included in the Annual Report to Shareholders for the year ended April 30, 1996 and the period ended May 31, 1996 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectuses and "Auditors" in the Statements of Additional Information.


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, PA 19103
September 30, 1997